KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2025, with respect to the consolidated financial statements of Adicet Bio, Inc. and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 26, 2025